SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 31, 2001

Imation Corp.

(Exact name of registrant as specified in its charter)

DELAWARE	1–14310	41-1838504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 IMATION PLACE OAKDALE, MINNESOTA 55128
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (651) 704-4000

None

(Former name or former address, if changed since last report)

Item 2: Acquisition or Disposition of Assets

Imation Corp. ("Imation" or the "Company") announced on October 18, 2001 that it had entered into a definitive agreement with Kodak Polychrome Graphics LLC and Kodak Polychrome Graphics Company LTD. (collectively referred to as "KPG") for KPG to acquire Imation's worldwide color proofing and color software business (the "Transaction"). The closing of the Transaction occurred on December 31, 2001. In connection with the closing, KPG acquired substantially all the assets and assumed substantially all the liabilities associated with this business.

Under the terms of the Asset Purchase Agreement dated October 17, 2001 between the Company and KPG, attached hereto as Exhibit 2.1, KPG paid the Company $50 million in cash on December 31, 2001. The Company anticipates the sale to be approximately break-even after taxes and net of estimated transaction costs, to be recognized in the fourth quarter of 2001. Net after tax proceeds are expected to range between $40 and $45 million. Under the agreement, KPG is also required to pay Imation approximately $20 million over a two year period for transition services. Approximately 500 Imation employees worldwide transferred to KPG in connection with the Transaction, as well as the portion of the Company's Weatherford, Oklahoma plant associated with color proofing.

The color proofing and color software business, combined with two smaller businesses, specialty papers and videodisc replication, comprised Imation's Color Technologies segment. The specialty papers and videodisc businesses were not part of the sale to KPG.

The sale of the color proofing and color software business includes the Company's full-line of conventional proofing systems, digital color proofing systems and software, pre-press software, digitial front end, laser films and image setting materials, metal printing plates, graphic arts films, photographic chemicals, miscellaneous supplies, and VerifiTM web color software.

The Company intends to use its cash position and sale proceeds to continue investment in its data storage business and resume its stock repurchase program. Imation has authorization to repurchase 3.2 million shares of stock under an existing repurchase program, and has approximately 35.3 million shares outstanding.

Item 7: Financial Statements and Exhibits

                (b) Pro forma financial information

The following pro forma unaudited financial statements of the Company make adjustments to the consolidated balance sheet as of September 30, 2001 (unaudited) and the consolidated statements of operations for the year ended December 31, 2000 (unaudited) and the nine months ended September 30, 2001 (unaudited) as if the Transaction had been completed on a worldwide basis on September 30, 2001 for the purposes of the unaudited balance sheet and on January 1, 2000 for the purposes of the pro forma unaudited statements of operations.

These unaudited pro forma financial statements have been prepared based on a variety of assumptions deemed appropriate in accordance  with Article 11 of Regulation S-X. The pro forma unaudited financial statements should be read in conjunction with the historical consolidated financial statements of the Company and the notes thereto which are included in the Company's 2000 Annual Report on Form 10-K and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001.

The unaudited pro forma financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations which would actually have been reported had the Transaction occurred as assumed or which may be reported in the future.

IMATION CORP.

PRO FORMA STATEMENT OF OPERATIONS

Year Ended December 31, 2000

(In millions, except for per share amounts)

(Unaudited)

	Consolidated Historical (1)	Pro forma Adjustments (2)		Pro forma

Net revenues	$1,234.9	$(213.0)	(a)	$1,021.9
Cost of goods sold	877.6	(112.6)	(a)	765.9
		1.0	(b)
		(0.1)	(c)
Gross profit	357.3	(101.3)		256.0

Operating expenses:
Selling, general, and administrative	318.1	(71.6)	(a)	256.4
		20.2	(b)
		(10.3)	(c)
Research and development	64.3	(14.3)	(a)	50.0
		1.2	(b)
		(1.2)	(c)
Restructuring	22.0			22.0

Total	404.4	(76.0)		328.4

Operating loss	(47.1)	(25.3)		(72.4)

Other income	20.8			20.8

Loss before income taxes and cumulative effect of accounting change	(26.3)	(25.3)		(51.6)

Income tax benefit	(25.3)	(12.4)	(d)	(37.7)

Loss before cumulative effect of accounting change	(1.0)	(12.9)		(13.9)

Cumulative effect of accounting change (net of $1.7 million tax benefit)	(3.4)			(3.4)

Net loss	$(4.4)	$(12.9)		$(17.3)

Basic and diluted loss per common share:
Loss before cumulative effect of accounting change	$(0.03)			$(0.40)
Net loss	$(0.13)			$(0.49)

(1)   The consolidated historical results of operations for the year ended December 31, 2000 include restructuring related charges of $7.9 million in cost of goods sold, $2.3 million in selling, general and administrative (SG&A) expenses, and $22.0 million in restructuring. SG&A also includes special charges of $60.8 million related to capitalized software that was abandoned. In addition, the Company's adoption of SAB 101, "Revenue Recognition," in the fourth quarter of 2000, resulted in a cumulative effect of accounting adjustment of $3.4 million, net of tax.

(2)   The pro forma adjustments do not include the effects of restructuring actions the Company is taking to reduce unabsorbed overhead costs related to the color proofing and color software business.

        The accompanying notes to pro forma unaudited financial statements are an integral part of these statements.

IMATION CORP.

PRO FORMA STATEMENT OF OPERATIONS

Nine Months Ended September 30, 2001

(In millions, except for per share amounts)

(Unaudited)

	Consolidated Historical (1)	Pro forma Adjustments (2)		Pro forma

Net revenues	$862.6	$(124.7)	(a)	$737.9
Cost of goods sold	604.1	(62.3)	(a)	542.1
		0.5	(b)
		(0.2)	(c)
Gross profit	258.5	(62.7)		195.8

Operating expenses:
Selling, general, and administrative	177.6	(43.3)	(a)	138.3
		11.8	(b)
		(7.8)	(c)
Research and development	48.5	(11.0)	(a)	37.5
		0.9	(b)
		(0.9)	(c)

Total	226.1	(50.3)		175.8

Operating income	32.4	(12.4)		20.0

Other income	4.1			4.1

Income before income taxes	36.5	(12.4)		24.1

Income tax provision	11.6	(4.2)	(d)	7.4

Net income	24.9	(8.2)		16.7

Net income per basic common share:	$0.72			$0.48

Net income per diluted common share:	$0.71			$0.48

(1)   The consolidated historical results of operations for the nine month period ended September 30, 2001 include selling, general and administrative expenses of $5.7 million related to software that was abandoned.

(2)   The pro forma adjustments do not include the effects of restructuring actions the Company is taking to reduce unabsorbed overhead costs related to the color proofing and color software business.

The accompanying notes to pro forma unaudited finanical statements are an integral part of these statements.

IMATION CORP.

PRO FORMA BALANCE SHEET

September 30, 2001

(In millions)

(Unaudited)

	Consolidated Historical	Pro forma Adjustments	Pro forma

ASSETS
Current assets
Cash and cash equivalents	$322.6	$50.0	$372.6
Accounts receivable - net	166.8	(22.7)	144.1
Inventories	167.4	(21.2)	146.2
Other current assets	90.1		90.1
Total current assets	746.9	6.1	753.0

Property, plant and equipment - net	193.8	(13.2)	180.6
Other assets	99.8	(3.0)	96.8
Total assets	1,040.5	(10.1)	1,030.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	90.0	(8.3)	81.7
Accrued payroll	23.2	0.2	23.4
Short-term debt	14.8		14.8
Other current liabilities	183.4	(0.9)	182.5
Total current liabilities	311.4	(9.0)	302.4

Other liabilities	38.9	(1.1)	37.8

Shareholders' equity	690.2		690.2

Total liabilities and equity	$1,040.5	$(10.1)	$1,030.4

The accompanying notes to pro forma unaudited financial statements are an integral part of these statements.

NOTES TO PRO FORMA UNAUDITED FINANCIAL STATEMENTS

Pro Forma Adjustments to the Statements of Operations

(a)	Adjustments represent the statement of operations as reported within the Company for the periods presented for the color proofing and color software business sold to KPG.

(b)

Adjustments for general corporate expenses allocated to the color proofing and color software business’ statement of operations referred to in (a) above for such expenses as information technology, telecommunications, finance, legal, human resources, engineering, facilities, and human resources which will not be transferred to KPG as part of the Transaction.

(c)

Adjustments for the estimated payments the Company will receive from KPG for certain services that the Company has agreed to provide KPG under a transition services agreement, including facilities, information technology, logistics, finance, telecommunications, and human resources.

(d)

Adjustment to the Company’s income tax provision to reflect the tax effect of adjustments related to the sale and related transition services.  Tax rates used for the adjustments reflect the effective tax rate applicable to the jurisdiction to which the adjustments relate.

Pro Forma Adjustments to the Balance Sheet

Adjustments reflect the sale of the color proofing and software business to KPG for cash proceeds of $50 million. These amounts also include certain costs the Company is expected to incur which are directly attributable to the Transaction.

(c) Exhibits

Exhibit	Description

2.1	Asset Purchase Agreement dated as of October 17, 2001 between Imation and KPG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed  on its behalf by the undersigned hereunto duly authorized.

Imation Corp.
(REGISTRANT)

Date: January 15, 2002	By:	/s/ Robert L. Edwards
Robert L. Edwards
Senior Vice President,
Chief Financial Officer
and Chief Administrative Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Asset Purchase Agreement dated as of October 17, 2001 between Imation and KPG.